UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 16, 2007

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware                             51-0350935

(State or other jurisdiction of incorporation or organization)                          (I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A has 2 pages

EXPLANATORY NOTE.

          This Form 8-K/A is being filed to correct a transmission error in the text of the Registrant's Form 8-K filed with the Securities and Exchange Commission on March 22, 2007. A portion of the sentence describing the parties named pursuant to the agreement was inadvertently ommitted in the EDGAR transmission.

          This Form 8-K/A replaces the Form 8-K in its entirety. Except as described above, no change has been made to the Form 8-K.

ITEM 1.01 Entry into a Material Definitive Agreement.

          On March 16, 2007, Remington Arms Company, Inc. ("Remington"), RACI Holding, Inc. ("Holding") (Remington’s parent), Clayton Dubilier & Rice, Inc. and certain affiliates, Bruckmann, Rosser, Sherrill &Co., LLC and certain affiliates, Thomas Millner (Remington's President, Chief Executive Officer and a director), Leon Hendrix (Remington's Chairman), and Michael Babiarz (a Remington director), as defendants, and Robert Haskin (a former Remington employee), as plaintiff, entered into an agreement under which Remington agreed to pay Mr. Haskin $775,000 in consideration for dismissal of a lawsuit and the granting of mutual releases by the parties. The $775,000 was recorded as an operating expense in the 2006 results of operations.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.
Stephen P. Jackson, Jr.
Senior Vice President, Chief Financial Officer
Treasurer and Corporate Secretary
(Principal Financial Officer)

March 22, 2007